UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 21, 2008

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 22, 2005, Wal-Mart Stores, Inc. (the “Company”) entered into a Retirement Agreement (the “Retirement Agreement”) with Thomas M. Coughlin, who was then Vice Chairman of the Board of Directors of the Company. The Company disclosed the terms of the Retirement Agreement on a Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2005.

On June 10, 2005, the Company gave written notice to Mr. Coughlin that the Company had rescinded the Retirement Agreement in its entirety and had revoked certain retirement and other benefits. The basis for the rescission and the revocation of the Retirement Agreement and other benefits was disclosed in a Form 8-K filed with the Commission on June 10, 2005.

On July 27, 2005, the Company commenced litigation against Mr. Coughlin seeking relief consistent with its rescission of the Retirement Agreement.

On August 21, 2008, the Company and Mr. Coughlin reached a settlement of the litigation. The material terms of the settlement are as follows:

1. Mr. Coughlin will forego all outstanding rights and claims under the Retirement Agreement, as well as any additional unpaid or withheld benefits under the Company’s retirement and other benefit plans (the total of which is currently estimated at a value of approximately $17 million, not including health benefits).

2. The Company will pay Mr. Coughlin the amount of $6.75 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 21, 2008

WAL-MART STORES, INC.

By:	/s/ Jeffrey J. Gearhart
Jeffrey J. Gearhart
Title:	Senior Vice President and Deputy
General Counsel

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